UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

March 20, 2026

NEONC TECHNOLOGIES HOLDINGS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-42567	92-1954864
(Commission File Number)	(IRS Employer Identification No.)

23975 Park Sorrento, Suite 205 Calabasas, CA	91302
(Address of Principal Executive Offices)	(Zip Code)

(818) 570-6844

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, par value $0.0001	NTHI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry Into a Material Definitive Agreement

As previously disclosed, on January 29, 2026, NeOnc Technologies Holdings, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Agreement”) to issue and sell up to 2,222,222 shares (the “Shares”) of common stock, $0.0001 par value per share of the Company (the “Common Stock”) at a per Share purchase price of $7.20 and five-year warrants to purchase up to 2,222,222 shares of Common Stock at a per share exercise price of $9.00 (the “Warrants” and together with the Shares the “Securities”). The initial closing further to the Agreement consisted of the issuance of 1,388,888 Shares and Warrants to purchase 1,388,888 shares of Common Stock to a single institutional investor at a purchase price of $10 million. The subsequent closing further to the Agreement consisted of the issuance of 86,361 Shares and Warrants to purchase 86,361 shares of Common Stock to three investors at an aggregate purchase price of $621,804.11. The offering of Securities further to the Agreement terminated on January 31, 2026.

Additionally, as previously disclosed, on February 24, 2026, the Company entered into a second Securities Purchase Agreement to issue and sell up to the remaining 746,973 Shares at the same per Share purchase price of $7.20 and Warrants to purchase up to 746,973 shares of Common Stock at the same per share exercise price of $9.00. The initial closing further to this second Securities Purchase Agreement took place on February 25, 2026, and consisted of the issuance of an aggregate of 201,390 Shares and Warrants to purchase 201,390 shares of Common Stock to four investors at a combined purchase price of $1,450,004. The offering of Securities further to the second Securities Purchase Agreement terminated on February 28, 2026.

On March 20, 2026, the Company entered into a third Securities Purchase Agreement to issue and sell up to the remaining 545,583 Shares at the same per Share purchase price of $7.20 and Warrants to purchase up to 545,583 shares of Common Stock at the same per share exercise price of $9.00. The initial closing further to this third Securities Purchase Agreement took place on March 20, 2026, and consisted of the issuance of an aggregate of 138,889 Shares and Warrants to purchase 138,889 shares of Common Stock to one investor at a purchase price of $1,000,000. This third Securities Purchase Agreement contains customary representations, warranties and agreements of the Company, customary conditions to closing and obligations of the parties and the offering of Securities further to the third Securities Purchase Agreement terminates on April 30, 2026.

The Company intends to use the net proceeds from the offering for working capital purposes. The Securities are issued pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) provided in Section 4(a)(2) of the Securities Act.

Pursuant to this third Securities Purchase Agreement, the Company will file a resale registration statement registering the Shares and the shares of Common Stock issuable upon exercise of the Warrants no later than ten (10) days after the date of the filing of the Company’s Annual Report on Form 10-K for the year ended December 31, 2025.

The foregoing descriptions of this third Securities Purchase Agreement and the Warrant do not purport to be complete and are qualified in their entirety by reference to the full text of the form of this current Securities Purchase Agreement and the form of Warrant, filed as Exhibit 10.1 and 4.1 hereto, respectively, and incorporated by reference herein.

Item 3.02.	Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 3.02.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
4.1	Form of Warrant
10.1	Form of Securities Purchase Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 23, 2026	NeOnc Technologies Holdings, Inc.

	By:	/s/ Amir Heshmatpour
		Name:	Amir Heshmatpour
		Title:	Chief Executive Officer

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